                                                                  Exhibit 99.B16

                        THE BLACKROCK GOVERNMENT INCOME TRUST
                                      CLASS "A"
                                       EXHIBIT
                       AVERAGE ANNUAL TOTAL RETURN CALCULATION
                                 AS OF JUNE 30, 1997

                                                n
                                  ERV = P*(1+T)^


                     P = Hypothetical initial payment of $1,000.

                           T = Average annual total return.

                                 n = Number of years.

                            ERV = Ending redeemable value.


-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------

                From Inception                 One Year                      Five Year
        ---------------------------   ---------------------------   ---------------------------
          Annualized   Unannualized    Annualized    Unannualized     Annualized   Unannualized
        ------------   ------------   ------------   ------------   ------------   ------------

  P=    $   1,000.00   $   1,000.00   $   1,000.00   $   1,000.00   $   1,000.00   $   1,000.00

  n=            5.81           5.81           1.00           1.00           5.00           5.00

ERV=    $   1,270.07   $   4,843.90   $   1,030.40   $   1,060.20   $   1,193.44   $   3,313.57

  T=             4.2%          31.2%           3.0%           6.2%           3.6%          22.9%






                        THE BLACKROCK GOVERNMENT INCOME TRUST
                                      CLASS "C"
                                       EXHIBIT
                       AVERAGE ANNUAL TOTAL RETURN CALCULATION
                                 AS OF JUNE 30, 1997

                                                n
                                  ERV = P*(1+T)^


                     P = Hypothetical initial payment of $1,000.

                           T = Average annual total return.

                                 n = Number of years.

                            ERV = Ending redeemable value.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    From Inception                    One Year
             ---------------------------   ---------------------------
               Annualized   Unannualized    Annualized    Unannualized
             ------------   ------------   ------------   ------------

       P=   $   1,000.00   $   1,000.00   $   1,000.00   $   1,000.00

       n=           2.92           2.92           1.00           1.00

     ERV=   $   1,169.22   $   1,511.62   $   1,046.00   $   1,056.00

       T=            5.5%          15.2%           4.6%           5.6%